Exhibit 10.66

KID BRANDS, INC.

STOCK APPRECIATION RIGHT AGREEMENT FOR NON-EMPLOYEE DIRECTORS

Date of Grant:             , 20

STOCK APPRECIATION RIGHT AGREEMENT (the “Agreement”), dated as of the date set forth above, between Kid Brands, Inc., a New Jersey corporation (the “Company”), and the Grantee whose name appears on the signature page hereof (the “Grantee”).

1. Confirmation of Grant; Exercise Price. The Company hereby confirms the grant to the Grantee, effective as of the date set forth above, of a Stock Appreciation Right (the “SAR”) with respect to             shares of the Common Stock, stated value $0.10 per share, of the Company (“Common Stock”) at an exercise price of $            per share (the “Exercise Price”). The SAR granted hereunder is issued under and subject to the terms and conditions of the Company’s 2013 Equity Incentive Plan (the “Plan”), which is incorporated into this Agreement by reference, and the terms and provisions of this Agreement. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern. The Grantee acknowledges receipt of a copy of the Plan.

2. Vesting. Except as provided in Section 3 below (or pursuant to Section 14 of the Plan), the SAR shall vest and become exercisable ratably over     years (    % of aggregate grant per year), commencing on the first anniversary of the Date of Grant set forth above.

3. Termination of SAR and Related Vesting Provisions.

(a) Normal Termination Date. Unless an earlier termination date is specified in Section 3(b) below (or pursuant to Section 14 of the Plan), the SAR shall terminate on the tenth anniversary of the Date of Grant. When a portion of the SAR is no longer exercisable, it shall be deemed to have lapsed and terminated.

(b) Early Termination. Notwithstanding Section (2) above: (1) if a Non-Employee Director ceases to serve as a member of the Board for any reason other than such director’s death or Disability, the non-vested portion of such Non- Employee Director’s SAR shall immediately terminate, and the vested portion of such Non-Employee Director’s SAR shall remain exercisable for 90 days after the applicable termination date, or the remaining term of the SAR, whichever period is shorter; and (2) in the event of the death or Disability of a Non-Employee Director while serving as a member of the Board, any outstanding unexercised portion of such Non-Employee Director’s SAR existing on the date such service terminated, whether or not vested and/or exercisable on the date such service was terminated, shall become fully vested and exercisable, and may be exercised by such Non-Employee Director’s estate, legatee(s), legal representative or permitted transferee(s) for up to one year after such Non-Employee Director’s death or final determination of Disability, as applicable, or the remaining term of the SAR, whichever period is shorter.

4. Transferability. The SAR shall not be transferable (in whole or in part) except by will or by the laws of descent or distribution and shall be exercisable, during the Grantee’s lifetime, subject to the provisions of Section 3, only by the Grantee. Notwithstanding the foregoing, the Committee in its sole discretion may permit the transferability of the SAR (in whole or in part) by the Grantee to a member of his/her Immediate Family or trusts for the benefit of such persons, or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons. The Grantee acknowledges and agrees that a violation of this Section 4 will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Grantee agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of this Section 4 and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

5. Restrictions on Exercise. The vested portion of the SAR may be exercised only with respect to full shares of Common Stock. Notwithstanding any other provision of this Agreement, the SAR may not be exercised in whole or in part: (i) unless all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the SAR shall have been secured, and (ii) to the extent shares of Common Stock are to be issued upon exercise of the SAR, unless the issuance of such shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or such shares of Common Stock shall have been registered under such laws. As a condition to the exercise of any portion of this SAR, the Company may require the Grantee to make any representation and warranty to the Company as may be required by applicable laws, rules or regulations.

6. Exercise of the SAR and Tax Withholding.

(a) Exercise. To the extent that the SAR shall have become and remains exercisable as provided in this Agreement, and subject to such reasonable administrative regulations as the Committee may have adopted, the exercisable portion of the SAR may be exercised, in whole or in part, by notice to the Secretary of the Company in writing, specifying the Grantee’s election to exercise this SAR and the number of shares of Common Stock with respect to which the SAR is being exercised (the “Exercise Shares”). The date of such notice shall be the “Exercise Date”. Subject to compliance with all applicable laws, rules and regulations, this SAR (or portion thereof) shall be deemed to be exercised upon receipt by the Company of the appropriate written notice of exercise accompanied by the satisfaction of, or adequate provision for (in the sole discretion of the Committee), all applicable withholding obligations (described in paragraph (b) below). Upon exercise of the SAR, the Grantee shall be entitled to receive (and shall receive promptly following the Exercise Date and compliance with the foregoing), as determined by the Committee in its sole discretion:

(1) a number of shares of Common Stock (the “SAR Shares”) equal to the quotient obtained by dividing “x” by “y”, where:

x	=	the number of Exercise Shares multiplied by the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the Exercise Date over (B) the Exercise Price, and

y	=	the Fair Market Value of a share of Common Stock on the Exercise Date;

(2) an amount in cash equal to “x”; or

(3) a combination of (1) and (2) above, as determined by the Committee in its sole discretion.

No fractional share of Common Stock shall be issued to make any payment in respect of the SAR; if any fractional share would be issuable, the number of SAR Shares payable to the Grantee shall be rounded down to the next whole share (no payment of cash, shares or other consideration shall be made with respect to such fractional share). The Company may require the Grantee to furnish or execute such other documents as the Company shall reasonably deem necessary: (i) to evidence such exercise; (ii) to determine whether registration is then required under the U.S. Securities Act of 1933, as amended (the “Securities Act”); and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b) Withholding. Whenever any portion of the SAR is exercised, the Grantee shall be required to remit to the applicable Participating Company an amount sufficient to satisfy the employer’s statutory U.S. federal, state and local and non-U.S. tax withholding requirements with respect thereto (“Withholding Taxes”). Such remittance may be required prior to the issuance of any SAR Shares or the payment of any cash amounts in respect of the exercise of the SAR to the Grantee. Notwithstanding the foregoing, the Committee may, in its sole discretion, in lieu of all or any portion of a cash payment in respect of Withholding Taxes, permit the Grantee to elect to have the Company withhold cash or SAR Shares having an aggregate Fair Market Value, determined on the date the obligation to withhold or pay such taxes arises, equal to the amount (or portion thereof) required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy the Grantee’s Withholding Tax obligation shall be disregarded and the remaining amount due shall be paid in cash by the Grantee.

7. Adjustments.

The SAR and this Agreement are subject to, and governed by, the provisions of Section 14 (Dilution and Other Adjustments) of the Plan.

8. Authority of Committee. Subject to the limitations set forth in the Plan, the Committee is vested with absolute discretion and authority to interpret the Plan and make all determinations necessary or advisable for the administration thereof. Any determination of the Committee in the administration of the Plan, as described therein, shall be final, conclusive and binding upon the Grantee and any person claiming under or through the Grantee, including, without limitation, as to any adjustments pursuant to Section 14 of the Plan.

9. No Right to Continued Service as a Director. Nothing contained in the Plan or this Agreement shall confer upon the Grantee any right with respect to continuance of service as a member of the Board of Directors of the Company nor limit in any way the right of the Company to terminate or modify the retention of the Grantee as a member of its Board of Directors at any time, with or without Cause. By accepting this SAR, the Grantee expressly acknowledges that there is no obligation on the part of any Participating Company to continue the Plan and/or grant any additional Awards to the Grantee.

10. No Rights as Shareholder. The Grantee shall have no voting or other rights as a shareholder of the Company with respect to the shares of Common Stock underlying the SAR until the exercise of the SAR and the issuance of a certificate or certificates to him or her for SAR Shares in respect thereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

11. Limitations on Delivery of Certificates. The Company shall not be required to issue or deliver a certificate for SAR Shares hereunder unless the issuance and/or delivery of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act, the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.

12. Disposition of Common Stock. Notwithstanding anything contained in the Plan or herein to the contrary, in the event that the disposition of any shares of Common Stock acquired pursuant to the exercise of all or a portion of the SAR is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The certificates (or book entries) evidencing any of such shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

13. Miscellaneous.

(a) Notices. All notices and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party):

if to the Company, to it at:

Kid Brands, Inc.

One Meadowlands Plaza, 8th Floor

East Rutherford, New Jersey 07073

Attention:    Secretary

Fax no.:       201-405-7377

E-mail address: jsfriedman@kidbrands.com

if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

Any notice given (i) after 5:00 p.m. local time on any business day or (ii) on a day that is not a business day, will be deemed to have been given on the next following business day.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Amendment. The Committee may at any time alter or amend this Agreement to the extent permitted by the Plan and applicable law. No amendment to this Agreement which reduces the Grantee’ Exercise Price shall be effective unless it is approved by the shareholders of the Company. No termination, suspension, modification or amendment of the Plan or this Agreement shall impair or adversely affect any right acquired by the Grantee or such Grantee’s permitted transferee before the date of termination, suspension, modification or amendment unless the consent of the Grantee or transferee is obtained. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 14 of the Plan does not adversely affect any right of the Grantee or such transferee.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(e) Applicable Law. To the extent the federal laws of the United Stated do not otherwise control, this Agreement shall be governed by and construed in accordance with the law of the State of New Jersey, regardless of conflicts of law principles thereof.

(f) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Signatures by facsimile (including in pdf format) will be deemed to be original signatures for all purposes hereunder.

(h) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(i) Additional Limitations. The Grantee may be required to comply with any timing or other restrictions with respect to the exercise of the SAR, including a window period limitation, as may be imposed in the sole discretion of the Committee.

(j) Share Certificates. All references to shares of Common Stock or certificates in this Agreement shall refer to either shares represented by certificates or uncertificated shares, and no such reference shall be construed to require certificated shares or to grant additional or different rights or obligations as between the holders of certificated and uncertificated shares of the Company.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

KID BRANDS, INC.

By:
Name:
Title:

GRANTEE

Address of Grantee:

Fax No.:
E-Mail: